Exhibit 10.2

Amended and Restated
DC SERP for Designated
executives of Domtar

As in effect on March 7, 2007, amended and restated on September 1, 2012,
July 30, 2013, December 7, 2014 and further on December 7, 2016

Table of Contents

1.	Introduction1
2.	Definitions1
3.	Retirement9
4.	Non-Vested Termination of Employment9
5.	Vested Termination9
6.	Death9
7.	Disability10
8.	Administration10
9.	Funding10
10.	Non-Alienation of Benefits12
11.	Conflicts or Inconsistencies12
12.	Amendments12
13.	General Provisions13

Appendix

1.	Introduction
1.1	The present document constitutes the DC SERP for Designated Executives of Domtar, hereinafter called the “DC SERP”.
1.2

The purpose of the DC SERP is to provide designated executives of the Company with additional retirement benefits in excess of those that may be payable in accordance with the provisions of the Base Plans, as defined below.

1.3	The DC SERP effective date is March 7, 2007.
1.4	On September 1, 2012, the DC SERP was amended and restated in order to allow designated employees transferred to Attends Healthcare Products, Inc. to continue participation in the DC SERP.
1.5

On July 30, 2013, the DC SERP was amended and restated in order to clarify the treatment of employees with service both in Canada and the US and to clarify the treatment of employees no longer meeting the Member criteria.

1.6	On December 7, 2014, the DC SERP was amended and restated in order to exclude employees transferred to the DC SERP for Designated Executives of Domtar Personal Care.
2.	Definitions
2.1	Annual Contribution Credit: for a given calendar year, and subject to Section 2.28,
a)	For a Member employed in Canada: the excess, if any, of eleven percent (11%) of the Member’s Earnings during the calendar year over:
i)

For a member of the DC Option under the Base Canadian Pension Plan: Company’s contribution to the Base Canadian Pension Plan with respect to the period of that calendar year as a Member of the DC SERP, assuming that the Member would have elected to contribute to the Base Canadian Pension Plan such amount that would result in the maximum Company contribution; and

ii)

For a member of the DB Option under the Base Canadian Pension Plan: the Pension Adjustment of the Member, reduced by the Member’s contribution to the DB Option of the Base Canadian Pension Plan, both with respect to the period of that calendar year as a Member of the DC SERP.

b)	For a Member employed in the United States: the excess, if any, of the percentage of the Member’s Earnings applicable under the Base U.S.

DC SERP for Designated Executives of Domtar
As in effect on March 7, 2007, amended and restated on September 1, 2012, July 30, 2013, December 7, 2014,
and further on December 7, 2016

Savings Plan for an employee of the same age joining that plan on or after January 1, 2008, as may be amended from time to time, over the sum of Company’s contribution to the Base U.S. Savings Plan and of the credit to the Member for the calendar year under the Base U.S. Pension Plan, if any, in respect of the period of the calendar year as a Member of the DC SERP. For the purposes of this paragraph, a Member who is a U.S. Taxpayer is assumed to contribute to the Base U.S. Savings Plan such amount that would result in the maximum Company contribution.

Notwithstanding the above, the Annual Contribution Credit for 2007, for executives who were promoted to salary level 26 or over before March 7, 2007 and who became Members of the DC SERP on March 7, 2007, shall be equal to 10/12ths of the amount that would have been calculated above if the DC SERP had been in effect for the entire calendar year.

Annual Contribution Credits are credited by the Company to the DC SERP Notional Account Balance at the end of the calendar year for which they have been determined, or upon Separation from Service if earlier. Commencing in 2009, Annual Contribution Credits shall only be credited in respect of periods of time in which the executive is earning benefits under the applicable Base Plans, depending on country of employment. For each calendar year after 2012, the Annual Contribution Credit for the year shall only be determined with respect to the period of that calendar year throughout which the DC SERP Member meets the eligibility requirements as defined in Section 2.15.

2.2	Annual Credited Notional Return: for a given calendar year, and subject to Section 2.28,
a)

For a Member employed in Canada: notional return calculated at the rate of return obtained by the Balanced Fund under the DC Option of the Base Canadian Pension Plan for the twelve-month period ending on November 30th of the calendar year.

b)

For a Member employed in the United States: notional return calculated at the rate of return obtained by the Balanced Index Fund under the Base U.S. Savings Plan for the twelve-month period ending on November 30th of the calendar year.

c)

For a Member with employment periods in Canada and the United States: the notional return with respect to amounts contributed or deemed contributed based on the Base Canadian Pension Plan shall be determined pursuant to paragraph (a) of this Section 2.2 and with respect to amounts contributed or deemed contributed based on the Base U.S. Pension Plan or the Base U.S. Savings Plan, shall be determined pursuant to paragraph (b) of this Section 2.2.

DC SERP for Designated Executives of Domtar
As in effect on March 7, 2007, amended and restated on September 1, 2012, July 30, 2013, December 7, 2014,
and further on December 7, 2016

In the event of Separation from Service before the end of the calendar year, the notional return calculated under 2.2 (a) and (b) is based on the period beginning on November 30th of the prior calendar year and ending on the last day of the month that is two months prior to the month in which the payment occurs.

Annual Credited Notional Return is applied to the DC SERP Notional Account Balance at the beginning of the calendar year and is credited to the DC SERP Notional Account Balance at the end of the calendar year for which it has been determined, or upon benefit payment if earlier.

Once a year, a Member may elect in writing, prior to November 30 of that calendar year, and subject to Section 2.28, to have the Annual Credited Notional Return for the following calendar year determined on the basis of:

d)	For a Member employed in Canada: the notional return calculated at the rate of return obtained by the Index Bond Fund under the DC Option of the Base Canadian Pension Plan.
e)	For a Member employed in the United States: the notional return calculated at the rate of return obtained by the Total Bond Market Index Fund under the Base U.S. Savings Plan.
f)

For a Member with employment periods in Canada and the United States: with respect to amounts to be contributed or deemed contributed based on the Base Canadian Pension Plan, on the basis set forth in paragraph (d) of this Section 2.2 and with respect to amounts to be contributed or deemed contributed based on the Base U.S. Pension Plan or the Base U.S. Savings Plan, on the basis set forth in paragraph (e) of this Section 2.2.

Such election will be applicable to all future years after it is made, until a new election to revert to the funds described in paragraphs 2.2 (a) and (b), as applicable is communicated in writing to the Company. Such election shall be made prior to November 30 of a calendar year to take effect in the following calendar year.

2.3	Base Canadian Pension Plan: the Domtar Pension Plan for Non-Negotiated Employees, as may be amended from time to time.

2.4Base Plans: subject to Section 2.28,

a)For a Member employed in Canada: the Base Canadian Pension Plan

b)	For a Member employed in the United States: the Base U.S. Pension Plan and the Base U.S. Savings Plan
2.5	Base U.S. Pension Plan: the Domtar U.S. Salaried Pension Plan, as may be amended from time to time.

DC SERP for Designated Executives of Domtar
As in effect on March 7, 2007, amended and restated on September 1, 2012, July 30, 2013, December 7, 2014,
and further on December 7, 2016

2.6	Base U.S. Savings Plan: the Domtar U.S. Salaried 401(k) Plan, as may be amended from time to time.

2.7Board: the Board of Directors of Domtar Corporation.

2.8Code: the U.S. Internal Revenue Code of 1986, as amended.

2.9	Company: means Domtar Paper Company LLC, Domtar Inc, Domtar Industries LLC, E.B. Eddy Paper Inc., Domtar A.W. LLC and Ariva Distribution Inc.
2.10

DC SERP Notional Account Balance: shall, at any date whatsoever, be the sum of the Annual Contribution Credits and of the Annual Credited Notional Return in the name of the Member under the DC SERP, as it is reported in the books of the Company.

Notwithstanding the above, the DC SERP Notional Account Balance for a Transfer Member, shall be transferred to the DC SERP for Designated Executives of Domtar Personal Care as at the end of the year of the Transfer Date. However in the event of a Separation of Service and payment of benefits prior to the end of the year of the Transfer Date, the transfer shall occur as of the date of the payment of benefits. For greater certainty, the amount transferred shall include the Annual Contribution Credit for the calendar year. Upon such transfer, the Transfer Member shall have no more entitlement under the DC SERP.

2.11Default: shall have the meaning given to it in the Trust Agreement.

2.12Earnings: subject to Section 2.28,

a)	For a Member employed in Canada: Earnings as defined under the Base Canadian Pension Plan in respect of periods in which the executive is a Member of the DC SERP.
b)	For a Member employed in the United States: Compensation as defined under the Base U.S. Savings Plan in respect of periods in which the executive is a Member of the DC SERP.
c)

For a Member with employment periods in Canada and the United States: with respect to an Annual Contribution Credit to be contributed or deemed contributed based on the Base Canadian Pension Plan, Earnings as defined under the Base Canadian Pension Plan, and with respect to an Annual Contribution Credit to be contributed or deemed contributed based on the Base U.S. Pension Plan or the Base U.S. Savings Plan, Compensation as defined under the Base U.S. Savings Plan.

DC SERP for Designated Executives of Domtar
As in effect on March 7, 2007, amended and restated on September 1, 2012, July 30, 2013, December 7, 2014,
and further on December 7, 2016

Notwithstanding the above, Earnings for 2007 for executives who were promoted to salary level 26 or over before March 7, 2007 and who became Members on March 7, 2007 shall be equal to the amount that would have been determined above if the DC SERP had been in effect for the entire calendar year.

2.13HR Committee: the Human Resources Committee of the Board.

2.14	Management Committee: means the management committee of Domtar Corporation.

2.15Member:

a)

A U.S. or Canadian executive of the Company from the date his salary grade is 26 or above in accordance with the Company’s compensation scales, but not before March 7, 2007, and who is accruing benefits under the DC SERP; or

b)	Any other U.S. or Canadian executives of Domtar Corporation and any of its subsidiaries or affiliated companies as recommended by the Management Committee or its designee.

Notwithstanding the above, an executive covered under a grandfathered SERP arrangement is not a Member of the DC SERP. For convenience, a list of such executives covered under a grandfathered SERP arrangement as of March 7, 2007 is included in the Appendix. Transfer Member will cease to be a Member of the DC SERP as of his Transfer Date.

2.16	Normal Retirement Date: with respect to a Member, the first day of the month coinciding with or immediately following the Member’s sixty-fifth (65th) birthday.
2.17	Pension Adjustment: shall mean the pension adjustment as defined under the Income Tax Act (Canada), for purposes of determining a deemed value to the DB Option of the Base Canadian Pension Plan.
2.18	Refundable Tax: shall have the meaning given to it in the Trust Agreement.
2.19	Section 409A: section 409A of the Code and the rules, regulations and guidance promulgated thereunder.

DC SERP for Designated Executives of Domtar
As in effect on March 7, 2007, amended and restated on September 1, 2012, July 30, 2013, December 7, 2014,
and further on December 7, 2016

2.20Separation from Service: occurs (or a Member Separates from Service) when

a)

For a U.S. Taxpayer: the Member ceases to be employed by the Company and all entities considered a single employer with the Company under Code Sections 414(b) and (c) as a result of the Member’s death, retirement, or other termination of employment. Whether a Separation from Service takes place is based on all the relevant facts and circumstances and determined in accordance with U.S. Treas. Reg. 1.409A-1(h)(1);

b)

For a Member other than a U.S. Taxpayer: the Member ceases to be employed by the Company and any of its subsidiaries or affiliated companies as a result of the Member’s death, retirement, or other termination of employment.

2.21	Transfer Date: the date a Member becomes covered under the DC SERP for Designated Executives of Domtar Personal Care.
2.22	Transfer Member: a Member who becomes covered under the DC SERP for Designated Executives of Domtar Personal Care
2.23	Trust Agreement: the agreement between the Company or a subsidiary or affiliated company and a Trustee, as may be entered into in accordance with Section 9 of the DC SERP.

2.24Trust Fund: shall have the meaning given to it in the Trust Agreement.

2.25Trustee: the trustee party to the Trust Agreement.

2.26U.S. Taxpayer: a Member who

a)Is a U.S. citizen; or

b)Is a foreign national/U.S. permanent resident (“green card” holder); or

c)	Is a foreign national who meets the “substantial physical presence” test during an applicable calendar year; or
d)	Is a “dual status” individual and either
i)	Who declares that he is a U.S. Taxpayer (under a), b), or c) above); or
ii)	Who the Company determines is a U.S. Taxpayer (under a), b), or c) above).
e)	Is subject to U.S. federal income tax under the terms of the Canada-United States Tax Convention (1980) and the Protocols in effect thereunder; or

DC SERP for Designated Executives of Domtar
As in effect on March 7, 2007, amended and restated on September 1, 2012, July 30, 2013, December 7, 2014,
and further on December 7, 2016

f)	Whose benefits under this DC SERP are otherwise subject to taxation in the U.S.

Notwithstanding the foreign Member’s declaration of U.S. Taxpayer status, and unless proven otherwise, if the Company’s payroll, human resources, or other records indicate that the Member is a U.S. Taxpayer, then the Member shall be deemed to be a U.S. Taxpayer for the purposes of the DC SERP.

2.27	For the purposes of the present document, the terms and expressions listed below shall have the meaning given to them in the Base Plans:
a)	Base Canadian Pension Plan:
•	Balanced Fund
•	DB Option
•	DC Option
•	Index Bond Fund
b)	Base U.S. Savings Plan
•	Balanced Index Fund
•	Total Bond Market Index Fund

2.28For the purposes of the present document:

a)

If a Member has periods of employment in both Canada and the United States, then, except as expressly provided otherwise, the provisions of the present document with respect to Members employed in Canada shall apply with respect to such periods as the Member is employed in Canada and the provisions of the present document with respect to Members employed in the United States shall apply with respect to such periods as the Member is employed in the United States;

b)	A Member shall be considered to be employed in the country of the Member’s primary payroll location unless the Member and the Company agree otherwise;
c)	In no event shall a Member be deemed to be employed in two locations simultaneously;
d)

Except as provided in Section 2.28e) below, a Member shall accrue an Annual Contribution Credit in a calendar year determined on the basis of the provisions applicable in respect of employment in the country of the Member’s primary payroll location at the commencement of the applicable calendar year; and

DC SERP for Designated Executives of Domtar
As in effect on March 7, 2007, amended and restated on September 1, 2012, July 30, 2013, December 7, 2014,
and further on December 7, 2016

e)

In the event that a Member who is not a U.S. Taxpayer as of the commencement of the applicable calendar year and for the three years prior to that year (i) has periods of employment in both Canada and the United States during that year, (ii) accrues benefits in the Base Plans of the two countries during that year, (iii) is entitled to make an initial deferral election in that year under U.S. Treas. Reg. § 1.409A-2(c), and (iv) the actual aggregate Company contributions to the Base Plans of the two countries for the Member with respect to that year are greater than the maximum Company contribution that would have been made had the Member remained in the country of the Member’s primary payroll location at the commencement of that year, then that year’s Annual Contribution Credit for such Member shall be the excess, if any (such excess, the "Transition Contribution"), of (A) the sum of (i) eleven percent (11%) of the Member’s Earnings from employment in Canada during the calendar year and (ii) the percentage of the Member’s Earnings from employment in the United States during the calendar year applicable under the Base U.S. Savings Plan (as amended from time to time) for an employee of the same age joining that plan on or after January 1, 2008, over (B) the sum of (i) for a member of the DC Option under the Base Canadian Pension Plan: the Company’s contribution to the Base Canadian Pension Plan with respect to the period of that calendar year as a Member of the DC SERP while employed in Canada, (ii) for a member of the DB Option under the Base Canadian Pension Plan: the Pension Adjustment of the Member for the year with respect to the Company, reduced by the Member’s contribution to the DB Option of the Base Canadian Pension Plan, both with respect to the period of that calendar year as a Member of the DC SERP while employed in Canada and (iii) the sum of Company’s contribution to the Base U.S. Savings Plan and of the credit to the Member for the calendar year under the Base U.S. Pension Plan, if any, with respect to the period of the calendar year as a Member of the DC SERP while employed in the United States. For the purposes of Sections 2.2 (c) and (f) and 2.12 (c) and with respect to the applicable calendar year referred to in this Section 2.28 (e), the Annual Contribution Credit deemed contributed for the year based on the Base Canadian Pension Plan shall equal the the Applicable Canadian Percentage of the Transition Contribution and the Annual Contribution Credit deemed contributed for the year based on the Base U.S. Pension Plan and the Base U.S. Savings Plan shall equal the Applicable U.S. Percentage of the Transition Contribution. For purposes of this Section 2.28 (e), the “Applicable Canadian Percentage” shall mean the percentage obtained by dividing (i) the Company’s actual contributions to the Base Canadian Pension Plan for the Member in the applicable calendar year by (ii) the Company’s aggregate contributions to the Base Plans of the two countries for the Member in that year, and the “Applicable U.S. Percentage” shall mean the percentage obtained by dividing (i) the Company’s actual contributions to the Base U.S. Pension Plan and the Base U.S. Savings Plan for the Member in the applicable calendar year by (ii) the Company’s contributions to the Base Plans of the two countries for the Member in that year.

DC SERP for Designated Executives of Domtar
As in effect on March 7, 2007, amended and restated on September 1, 2012, July 30, 2013, December 7, 2014,
and further on December 7, 2016

3.	Retirement

A Member who Separates from Service on or after age 55, after completing two (2) years of service as a Member shall receive as soon as practicable from the Company in accordance with the DC SERP, a lump sum payment equal to his DC SERP Notional Account Balance. For a U.S. Taxpayer, such payment shall be made within 90 days following the six (6) month anniversary of the date of Separation from Service and on the same day that benefits under the DB SERP for Management Committee Members of Domtar are paid to the U.S. Taxpayer, if any.

A Member, other than a U.S. Taxpayer, may instead irrevocably elect in writing, prior to the first payment of his benefits, to receive the payment of his DC SERP Notional Account Balance over a period not exceeding 10 years in annual installments. The first payment is due upon his retirement date and is equal to his DC SERP Notional Account Balance divided by the number of payments he has elected. Subsequent payments are made on each anniversary of the retirement of the Member in an amount equal to the then remaining DC SERP Notional Account Balance divided by the number of remaining payments he has elected. For the purposes of determining the DC SERP Notional Account Balance at each retirement anniversary, the Annual Credited Notional Return is calculated on the DC SERP Notional Account Balance at the previous retirement anniversary at the rate of return of the appropriate fund over the period from the last day of the second month preceding one anniversary to the last day of the second month preceding the next anniversary. For more certainty, this paragraph does not apply to a U.S. Taxpayer.

4.	Non-Vested Termination of Employment

A Member who Separates from Service, for a reason other than death, before completing two (2) years of service as a Member is not entitled to any benefit under the DC SERP.

5.	Vested Termination

A Member who Separates from Service, for a reason other than death, prior to age 55 after completing two (2) years of service as a Member shall receive as soon as practicable from the Company in accordance with the DC SERP, a lump sum payment equal to his DC SERP Notional Account Balance. For a U.S. Taxpayer, such payment shall be made within 90 days following the six (6) month anniversary of the date of Separation from Service and on the same day that benefits under the DB SERP for Management Committee Members of Domtar are paid to the U.S. Taxpayer, if any.

6.	Death

If a Member Separates from Service by reason of death, his estate shall receive from the Company, in accordance with the DC SERP, a lump sum payment equal to his DC SERP Notional Account Balance. Any such payment shall be made within 90 days of the date of the Member’s death.

DC SERP for Designated Executives of Domtar
As in effect on March 7, 2007, amended and restated on September 1, 2012, July 30, 2013, December 7, 2014,
and further on December 7, 2016

7.	Disability

A Member who is considered disabled under the Base Plans, and who continues, on that basis, to accrue credited service, pension credits, or company contributions under such Base Plans, as the case may be, shall continue to accrue Annual Contribution Credits for the purposes of the DC SERP, on the basis of his salary rate at the time his disability began.

Benefits will only be paid from the DC SERP upon the Member’s actual Separation from Service, as described in Sections 3, 4, 5 or 6 above, as applicable.

8.	Administration

The HR Committee is responsible for the administration of the DC SERP, the supervision of its application and the interpretation of its provisions.

With respect to a Member other than a U.S. Taxpayer, the HR Committee may, at its discretion, approve other settlement options of benefits payable under this Plan. For more certainty, this paragraph does not apply to a U.S. Taxpayer.

9.	Funding

This Section 9 does not apply to U.S. Taxpayers.

a)

The Company shall arrange for the issuance of a new Letter of Credit, or the renewal of an existing Letter of Credit, in accordance with this Section 9, and in accordance with the Trust Agreement, in respect of benefits payable under the DC SERP on behalf of persons who were Members and were actively employed by the Company on the effective date of the Trust Agreement or who become Members thereafter, provided such persons or their survivors who are entitled to benefits under the DC SERP are not U.S. Taxpayers. On the effective date of the Trust Agreement, the DC SERP shall become a retirement compensation arrangement within the meaning of the Income Tax Act.

Coverage in respect of benefits under the DC SERP by the Letter of Credit shall cease once all benefits payable under the DC SERP on behalf of a person have been paid. Coverage in respect of benefits under the DC SERP by the Letter of Credit shall also cease with respect to all benefits when a Member becomes a U.S. Taxpayer.

The amount of the Letter of Credit shall be determined in accordance with an actuarial valuation performed in accordance with the Trust Agreement.

DC SERP for Designated Executives of Domtar
As in effect on March 7, 2007, amended and restated on September 1, 2012, July 30, 2013, December 7, 2014,
and further on December 7, 2016

Coverage by the Letter of Credit for benefits payable under the DC SERP may be combined with coverage for benefits payable under the DB SERP for Management Committee Members of Domtar and the Supplementary Pension Plan for Designated Managers of Domtar Inc.

If an event of Default occurs, benefits covered by the Letter of Credit shall be settled in a lump sum amount and the 10 annual instalments option provided in Section 3 shall no longer apply. Subject to the terms of the Trust Agreement, the lump sum amount shall correspond to the DC SERP Notional Account Balance if the Member had completed two years of service as a Member at the date of Default, and shall be nil otherwise.

b)

Where a Letter of Credit is issued or renewed in accordance with this Section 9, the Company shall arrange with the issuer thereof to issue or renew, as the case may be, the Letter of Credit in the name of the Trustee, to be held by the Trustee as part of the Trust Fund.

c)

To secure the issuance or renewal of a Letter of Credit, the Company shall contribute to the Trust Fund the amount that, after withholding and payment of the Refundable Tax therefrom, is required by the issuer of the Letter of Credit for the issuance or renewal of the Letter of Credit, as the case may be.

d)	On or before the Renewal Date of a particular Letter of Credit held by the Trustee, the Company shall either:

i)	cause the issuer of the particular Letter of Credit to renew it on the same terms and conditions as applied before the renewal;
ii)	substitute for the particular Letter of Credit another Letter of Credit on the same terms and conditions as the particular Letter of Credit; or
iii)	contribute to the Trust Fund the face amount of the Letter of Credit or such other amount required in accordance with the last actuarial valuation report.

e)	Where the Company does not comply with paragraph d) of this Section 9 or where there occurs a Default, the Trustee shall forthwith demand payment under the Letter of Credit.

DC SERP for Designated Executives of Domtar
As in effect on March 7, 2007, amended and restated on September 1, 2012, July 30, 2013, December 7, 2014,
and further on December 7, 2016

f)	In this Section 9,

“Letter of Credit” means an irrevocable, standby, unsecured letter of credit obtained from a Schedule 1 Canadian Bank or other lender with a term of one year which names the Trustee as beneficiary permitted to draw down (an amount up to the face amount) on the Letter of Credit on the occurrence of a Default or a failure by the Company to comply with paragraph d) of this Section 9, and which shall require the issuing bank or lender to withhold and remit to the Receiver General the appropriate amount of Refundable Tax (provided that, notwithstanding the foregoing, the first Letter of Credit issued in connection with this DC SERP may have a term of less than one year);

“Renewal Date”, in relation to a Letter of Credit, means the date that is thirty (30) days before the Letter of Credit is to expire.

g)

For more certainty, in the event that, for whatever reason, the assets of the Trust Fund are insufficient to settle in full the benefits payable under the DC SERP as and when they become due, notwithstanding any other provision of this Section 9, the Company shall remain responsible for the payment of such remaining benefits.

10.	Non-Alienation of Benefits

No benefit payable under the provisions of the DC SERP shall be in any manner capable of anticipation, surrender, commutation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; nor shall any such benefit be in any manner subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, except as specifically provided in any applicable legislation.

11.	Conflicts or Inconsistencies

In the event of any conflict or inconsistency between the provisions of the DC SERP and the provisions of the Base Plans, the provisions of the DC SERP shall prevail.

12.	Amendments

The Company reserves the right to amend or terminate the DC SERP at any time. Subject to Section 13.6, no change or termination shall adversely affect any benefits that have accrued up to the effective date of such change, which effective date shall not precede the date on which the change is communicated to the Member. Notwithstanding the foregoing, any amendment to this DC SERP which is the result of a change to the Base Plans shall take effect as of the same date as applicable in respect of the amendment to the Base Plans.

DC SERP for Designated Executives of Domtar
As in effect on March 7, 2007, amended and restated on September 1, 2012, July 30, 2013, December 7, 2014,
and further on December 7, 2016

13.	General Provisions
13.1	Currency

Notwithstanding anything to the contrary herein, all payments under the DC SERP shall be in Canadian currency for Members employed in Canada, and in U.S. currency for Members employed in the United States, in each case as of the last date of employment with the Company. Any Annual Contribution Credit and any future Annual Credited Notional Returns on such Annual Contribution Credit shall be in the currency of the applicable Base Plan used for the determination of such Annual Contribution Credit.

13.2	Withholding and reporting

All payments under the DC SERP are expressed on a pre-tax basis and shall be subject to applicable withholding tax and reporting pursuant to applicable legislation.

13.3	Interpretation

The DC SERP shall be interpreted, with respect to a Member, in accordance with the laws of the same jurisdiction as applicable for purposes of the Member’s employment agreement with the Company, which is in force at the relevant time, or in the absence of an employment agreement, with the law of the Province of Québec for a Member employed in Canada, and with the law of the State of South Carolina for a Member employed in the United States.

13.4	Entire Agreement

Except to the extent expressly contemplated by the HR Committee at the time of adoption of the DC SERP, the DC SERP supersedes and replaces any and all prior plans, agreements, arrangements or understandings between the Company and the Member regarding any retirement benefits to be provided to the Member in excess of those that may be payable in accordance with the provisions of the Base Plans.

13.5	Severability

Should any of the provisions of the DC SERP and/or conditions be illegal or not enforceable, it or they shall be considered severable and the DC SERP and the remaining conditions shall remain in full force and effect and be binding upon the parties as though the said provision or provisions had never been included.

13.6	Enurement

The DC SERP shall enure to the benefit of and be binding upon the respective successors of the parties hereto, and the heirs, administrators and legal representatives of the Member.

DC SERP for Designated Executives of Domtar
As in effect on March 7, 2007, amended and restated on September 1, 2012, July 30, 2013, December 7, 2014,
and further on December 7, 2016

13.7	Section 409A

Neither the Company nor any of its directors, officers or employees shall have any liability to a Member in the event Section 409A applies to any benefit paid or provided pursuant to the DC SERP in a manner that results in adverse tax consequences for the Member or any of his or her beneficiaries or transferees. The HR Committee may unilaterally amend, modify or terminate any benefit provided under the DC SERP if it determines, in its sole discretion, that such amendment, modification or termination is necessary or advisable to comply with applicable U.S. law as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A.

13.8Claims Procedure

The HR Committee shall adopt claims procedures, with respect to Members who are U.S. Taxpayers, in accordance with Department of Labor Regulations Section 2560.503-1.

DC SERP for Designated Executives of Domtar
As in effect on March 7, 2007, amended and restated on September 1, 2012, July 30, 2013, December 7, 2014,
and further on December 7, 2016

APPENDIX

Executives covered under a grandfathered SERP arrangement as at March 7, 2007

Steven Barker
Kevin Bélanger
Guy Boucher
Roger Brear
Gerald Gray
Timothy Houle
Gérard Lacombe
James Lenhoff
Martin Lorrion
Dominic Maiorino
Stewart Marcoux
Gildas Minville
Gilles Pharand
Raymond Royer
Louis Schiavone
Ross Stairs

Nicholas Willis

DC SERP for Designated Executives of Domtar
As in effect on March 7, 2007, amended and restated on September 1, 2012, July 30, 2013, December 7, 2014,
and further on December 7, 2016